Exhibit 5.1

30 November 2018

Matter No.:360613

441-299-4923

chris.garrod@conyersdill.com

Sirius International Insurance Group, Ltd.

14 Wesley Street

Hamilton HM 11

Bermuda

Dear Sirs,

Re: Sirius International Insurance Group, Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “Commission”) on 30 November, 2018 (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of up to 1,225,954 Common Shares, par value US$0.01 (the “Common Shares” and such Common Shares, the “Issued Common Shares”), up to 11,901,670 Series B preference shares, par value US$0.01 (the “Preference Shares”), which are convertible into the Common Shares, up to 5,418,434 warrants to purchase the Common Shares (the “Warrants”), up to 11,901,670 Common Shares issuable upon the conversion of the Preference Shares (the “Common Conversion Shares”) and up to 5,418,434 Common Shares issuable upon the exercise of the Warrants (the “Common Warrant Shares” and together with the Common Shares, the Preference Shares and the Common Conversion Shares, the “Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on 30 November 2018, certified copies of minutes of a meeting of its directors held on 22 June, 2018, 3 August, 2018 and 23 August, 2018 certified by the Group General Counsel of the Company on 11 October

2018 (the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention,  (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (e) that, upon the issue of any Shares, the Company will receive or has received consideration for the full issue price thereof which shall be equal to at least the par value or exercise price thereof, as applicable.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.  This opinion is issued solely for the purposes of the filing of the Registration Statement and the resale of the Shares and Warrants by the selling shareholders as described in the Registration Statement and is not to be relied upon in respect of any other matter, except that Sidley Austin LLP may rely on our opinion in paragraph number 2 below for the purpose of rendering their opinion of even date herewith as to the valid and binding nature of the Warrants.

On the basis of and subject to the foregoing, we are of the opinion that:

1.              The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any required filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.              The Issued Common Shares, the Preference Shares and the Warrants have been validly issued and are fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares or warrants).

3.              When issued and paid for in accordance with the terms of the Registration Statement, the Common Conversion Shares and Common Warrant Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited